                                                                    EXHIBIT 99.2

                                   May 3, 1999




The Presley Companies
19 Corporate Plaza
Newport Beach, California  92660

Attention:  General James Dalton

               Re:    REVISED AGREEMENT IN PRINCIPLE CONCERNING
                      THE PRESLEY COMPANIES AND
                      WILLIAM LYON HOMES, INC.


Ladies and Gentlemen:

        This letter amends and restates those certain letters dated December 30, 1998 and March 30, 1999 and sets forth our mutual, preliminary understanding with respect to the proposed acquisition by The Presley Companies, a Delaware corporation ("Presley-Del."), of substantially all of the assets of William Lyon Homes, Inc., a California corporation ("WL Homes"), and the proposed purchase by WL Homes of a portion of the outstanding shares of Common Stock of Presley-Del.

                  1. The Transaction. On the conditions set forth below and to be included in a definitive agreement (the "Definitive Agreement"):

                      (a) Presley Homes, a California corporation and a wholly owned subsidiary of Presley-Del. ("Presley-Cal.," and together with Presley-Del., "Presley"), will purchase all or substantially all of the assets of WL Homes for a cash purchase price of $48 million and the assumption of all or substantially all of the liabilities of WL Homes (such purchase and assumption being referred to herein as the "Acquisition");

                      (b) WL Homes will make offers to the holders of Presley-Del. Series B Common Stock (the "Series B Offer") and a tender offer to the holders of Presley-Del. Series A Common Stock (the "Series A Offer") to purchase, for a cash purchase price of $0.655 per share, an aggregate number of shares of Presley-Del. Common Stock which, when added to the number of shares of Presley-Del. Common Stock already owned by WL Homes and its affiliates and after giving effect to any disposition of shares of Presley-Del. Common Stock by WL Homes and its affiliates as contemplated in Section 2(c) hereof, will cause WL Homes and its affiliates to own an aggregate of approximately 49% (but in no event more than 49.9%) of the outstanding shares of Presley-Del. Common Stock. The Series A Offer and the Series B Offer are collectively referred to herein as the "Offers."

         The Acquisition and the Offers are hereinafter referred to collectively as the "Transactions."

The Presley Companies-May 3, 1999-Page 2


               2. Terms and Conditions. Our preliminary understanding includes the following additional terms and conditions, which will be addressed in greater detail in the Definitive Agreement:

                      (a) The consummation of the Acquisition and the Offers shall each be conditioned upon the successful completion of the others.

                      (b) The Offers are premised on (i) Presley-Del. having an aggregate of 52,195,678 shares of Series A Common Stock and Series B Common Stock outstanding, (ii) there being no outstanding options to acquire Presley-Del. Common Stock with an exercise price of less than $1.00 per share, (iii) there being no other securities outstanding which are convertible into or exchangeable for shares of Common Stock of Presley-Del., and (iv) the Series B shareholders not acquiring or disposing of any beneficial interest in shares of Presley-Del. Common Stock prior to the closing of the Transactions.

                      (c) The Transactions will be structured to permit WL Homes and/or its affiliates, prior to consummation of the Transactions and consistent with the requirements of applicable securities laws, to sell shares of Presley-Del. Common Stock which are currently owned by such persons, up to a maximum of 8% of the total number of shares of Presley-Del. Common Stock outstanding.

                      (d) The Transactions shall be conditioned upon there being purchased in the Offers a number of shares of Presley-Del. Common Stock that, when added to the number of shares of Presley Del. Common Stock already owned by WL Homes and its affiliates (after giving effect to any sale of Presley Del. shares as contemplated in the preceding subparagraph (c)), causes WL Homes and its affiliates to own at least 49% (but in no event more than 49.9%) of the outstanding Presley-Del. Common Stock. In the event that the Series A Offer is over-subscribed, WL Homes will purchase shares of Series A Common Stock from each tendering stockholder on a pro rata basis. In the event that the Series A Offer is under-subscribed, WL Homes will purchase additional shares of Presley-Del. Common Stock from each Series B shareholder on a pro rata basis.

                      (e) Concurrent with or prior to the execution and delivery of the Definitive Agreement, each of the following entities shall have consented to the Transactions and executed a written agreement to sell shares of Presley-Del. Series B Common Stock in the Series B Offer such that, upon closing of the Series B Offer, each of the following entities shall own less than 5% of the outstanding shares of Presley-Del. Common
        Stock:

                             (i)    Foothill Capital Corporation;

                             (ii)   GS Credit Partners, L.P.;

                             (iii)  First Plaza Group Trust; and

                             (iv) International Nederlande (U.S.) Capital Corporation.

The Presley Companies-May 3, 1999-Page 3


        The agreements for the purchase of the Series B shares shall incorporate substantially the terms and conditions set forth on Exhibit A attached hereto, and otherwise shall be in form and substance satisfactory to WL Homes and to Presley-Del.

                      (f) The parties contemplate that Presley-Del.'s 12 1/2% Senior Notes due 2001 (the "Presley Notes") shall remain outstanding without modification following consummation of the Transactions. The parties shall use reasonable efforts to structure the Transactions so as to eliminate the need to obtain any consents to the Transactions from holders of the Presley Notes.

                      (g) Presley and WL Homes shall have received all required regulatory approvals (including, without limitation, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act) and third party consents (including, without limitation, lender consents), in each case without the imposition of any condition which is reasonably unacceptable to Presley or WL Homes. The parties shall use reasonable efforts to structure the Transactions so as to eliminate the need to obtain any consents to the Transactions from the lenders under Presley's existing bank credit facility (the "Presley Bank Facility").

                      (h) The respective Boards of Directors of Presley and WL Homes shall have approved the Definitive Agreement by July 15, 1999 and caused the Definitive Agreement to have been executed by such date (unless the term of this letter is extended by mutual agreement of the parties).

                      (i) Presley shall have received a fairness opinion or opinions with respect to the Transactions from Warburg Dillon Read LLC (or such other investment banking firm or firms of national standing and reasonably acceptable to Presley and WL Homes), which opinion or opinions shall include an opinion to the effect that the Acquisition is fair to Presley from a financial point of view. With respect to the real property to be acquired from WL Homes by Presley Cal., Presley shall also have received a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified, in form and substance reasonably satisfactory to Presley and WL Homes. In addition, Presley shall have received a solvency opinion from a firm of national standing with respect to the solvency of Presley following the consummation of the Transactions.

                      (j) The parties shall structure the Transactions (including, if necessary, the amendment of Presley's certificate of incorporation and bylaws to restrict transfers of shares) so as to avoid triggering the change of control tax provisions that would result in the loss of Presley-Del.'s net operating losses for tax purposes ("NOL's"). Shareholders of Presley-Del. which, after giving effect to the proposed Transactions, would exceed any applicable percentage ownership limitations shall have approved and agreed to be bound by such restrictions, and, to the extent required by applicable law, such amendments shall have been approved by Presley-Del. shareholders.

                      (k) Prior to the execution of the Definitive Agreement, Presley shall have completed to its satisfaction its due diligence review of the business, financial condition, assets, liabilities, results of operations and prospects of WL Homes.

The Presley Companies-May 3, 1999-Page 4


                      (k) The closing of the Offers shall be conditioned upon the absence of any material adverse change in the business, financial condition, assets, liabilities, operations or prospects of Presley. The closing of the Acquisition shall be conditioned upon the absence of any material adverse change in the business, financial condition, assets, liabilities, results of operations or prospects of WL Homes.

                      (l) The Closing of the Acquisition shall be conditioned upon Presley (i) having borrowing capacity under the terms of the Presley Bank Facility, and/or (ii) obtaining other bank or third-party financing on terms reasonably acceptable to Presley, in any case, in an amount sufficient to enable Presley to finance the Transactions as contemplated herein.

               3. The Definitive Agreement. The Definitive Agreement shall contain terms, conditions, representations, warranties and covenants customary and appropriate for transactions of the type contemplated, including those summarized herein, together with a commitment on behalf of Presley to issue a favorable recommendation to its shareholders with respect to the Offers, such obligation being subject to the Presley-Del. Board of Directors' fiduciary duties under applicable law. The Definitive Agreement may be terminated at any time by mutual consent of the parties, or, among other circumstances, unilaterally by either party (provided that such party is not then in breach of the Definitive Agreement) if (a) the closing of the Transactions has not occurred by August 31, 1999, or (b) there has been a material adverse change in the business, financial condition, assets, liabilities, results of operations or prospects of the other party. Notwithstanding the foregoing, if the closing of the Transactions has not occurred by August 31, 1999 due to delays in obtaining governmental or regulatory approvals of the transactions contemplated hereunder, then the parties agree to extend the term of the Definitive Agreement for up to an additional 30 calendar days to allow the process of obtaining such approvals to be completed.

               4. Exclusive Negotiations. To induce the parties to expend money and otherwise devote resources to structure and negotiate the proposed Transactions, each of the parties agrees that until 11:59 p.m. PDT on July 15, 1999 (the "Exclusivity Period"), it will negotiate exclusively with the other party hereto with respect to any proposal to acquire (whether by merger, stock or asset purchase, direct investment, or otherwise) any equity interest in the other party hereto, any of its subsidiaries, or all or any material portion of its assets (except with respect to sales of homes in the ordinary course of business). Any such proposal is hereinafter referred to as an "Acquisition Proposal."

              Each of the parties further agrees that, during the Exclusivity Period, neither it nor any of its directors, officers, employees, representatives or agents (including financial advisors and attorneys) (collectively referred to herein as "Representatives") will (i) solicit, initiate, encourage or facilitate the submission of, or consider, enter into discussions concerning or agree to, any Acquisition Proposal other than from the other party hereto, or (ii) provide any information concerning it or its assets or business operations to any person or permit any person to visit its premises in connection with or for the purpose of soliciting or facilitating any Acquisition Proposal, in each case, other than the other party hereto and its Representatives. In the event any other potential acquiror or Representative thereof contacts a party or any of its Representatives with respect to an Acquisition Proposal, such party shall notify the other party hereto and provide such party with the details of such contact. Further, the person so contacted

The Presley Companies-May 3, 1999-Page 5


will inform the contacting party that the party is in a period of exclusive negotiations and terminate such contact without disclosing any details concerning the negotiations with the other party hereto.

               Notwithstanding the foregoing provisions of this Section 4, if prior to the execution of a Definitive Agreement, the Board of Directors of Presley-Del. or WL Homes, as the case may be, after receiving advice from outside legal counsel, determines that a failure to act would be inconsistent with such Board of Directors' fiduciary duties to stockholders under applicable law, such party may (a) furnish information with respect to such party to any person in response to an unsolicited request pursuant to a confidentiality agreement with terms and conditions similar to those contained in the confidentiality agreements by and between Presley-Del. and WL Homes, and (b) participate in discussions and negotiations regarding any potential Acquisition Proposal. Such party shall promptly notify the other party hereto of any request received by such party with respect to a potential competing Acquisition Proposal. If a party receives a competing Acquisition Proposal, such party shall promptly, and in any event at least three (3) business days prior to entering into any agreement with respect to such competing Acquisition Proposal, notify the other party of the receipt of such competing Acquisition Proposal, specifying the material terms and conditions of the proposal and identifying the person making such proposal. If a party enters into a definitive agreement with respect to a competing Acquisition Proposal, such party shall concurrently with entering into such agreement pay, or cause to be paid, all fees and expenses incurred by the other party through such date in connection the proposed Transactions (including, without limitation, all attorneys', accountants', financial advisors', bankers', appraisers' and similar professional fees and expenses).

               Notwithstanding the Exclusivity Period, the parties agree to use their best efforts to structure the proposed Transactions, to draft and complete negotiation of the Definitive Agreement and to close the Transactions as soon as practicable.

               5. Access; Confidentiality. Each party, subject to the need to preserve attorney-client privilege, will make available such financial, legal, business and other documents and information concerning its business, assets, liabilities and operations as the other party may reasonably request. All such documents and information provided hereunder shall be subject to, and governed by, the applicable confidentiality agreements existing between WL Homes and Presley. Presley acknowledges that General William Lyon and Wade Cable, directors of Presley, have participated in the preparation of WL Homes' proposal and are sharing information regarding Presley with WL Homes' advisors in connection with the proposed Transactions.

               In furtherance of the foregoing, WL Homes shall, promptly following the execution and delivery of this letter by each of the parties hereto, provide Presley and its Representatives with access to copies of all loan agreements, instruments and other documents governing or relating to any indebtedness of WL Homes which is proposed to be assumed by Presley in connection with the Acquisition.

                6. Publicity. Presley and WL Homes shall endeavor to coordinate all publicity relating to the proposed Transactions. No party herein shall issue any press release, publicity statement or other notice relating to the proposed Transactions or this letter without the prior consent of the other parties hereto unless required under applicable securities laws (in which case

The Presley Companies-May 3, 1999-Page 6

each party agrees to give reasonable notice to and consult with the other parties prior to issuing any such release, statement or other notice).

               7. Finder's Fee. Each party represents that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the proposed Transactions, except for Presley's engagement of Warburg Dillon Read LLC, whose fees will be paid by Presley. It is further understood that, in connection with the Transactions, Presley may, after consultation with WL Homes, engage additional firms with respect to the fairness opinions, appraisals and solvency issues set forth in
Section 2(h) hereof.

               8. Expenses. Subject to Section 4 hereof, (a) Presley shall pay all fees, costs and expenses incurred in connection with obtaining the fairness and solvency opinions referenced in Section 2(h) hereof and any appraisals of Presley assets that may be required in connection with the Transactions, and (b) WL Homes shall pay all fees, costs and expenses incurred in connection with obtaining any financing commitments and any appraisals of WL Homes assets that may be required in connection with the Transactions. Except as provided in
Section 4 hereof and in the foregoing sentence of this Section 8, each party shall otherwise pay its own expenses incurred in connection with the proposed Transactions.

               9. Not an Offer. This letter is not intended as an offer to stockholders of Presley. The Offer by WL Homes will be made pursuant to and only in compliance with applicable federal and state securities laws.

               10. Effect of Letter; Enforceability. Except as provided in this Section, this letter is not intended to be, and does not constitute, a binding or enforceable agreement, but is merely an outline of intention to facilitate the negotiation and preparation of a Definitive Agreement and related documents. This letter merely lists proposed points that may or may not become part of a Definitive Agreement. It is not based on any existing agreement between the parties and (except as provided in this Section) is not intended to impose any obligation whatsoever on any party, including but not limited to any obligation to bargain in good faith or in any way other than at arms' length. Except as to Sections 4 through 9 above, and this Section 10, no legal or equitable duties, responsibilities or rights are created hereby. Each party covenants not to institute or participate in any proceeding seeking to establish a contrary position. Neither party may reasonably rely on any promises inconsistent with this Section.

               THIS SECTION SUPERSEDES ANY AND ALL OTHER CONFLICTING OR AMBIGUOUS LANGUAGE IN THIS LETTER OR ANY CONTEMPORANEOUS OR OTHER COMMUNICATION PRECEDING THIS LETTER.

               11. Term. This letter, unless extended by mutual agreement, shall terminate (other than Sections 6 through 9, which shall survive) at 11:59 p.m. PDT on July 15, 1999 or upon the earlier to occur of either of the following:

                      (a) the execution of the Definitive Agreement; or

                      (b) ten days following the delivery of written notice by Presley to WL Homes (together with copies of all supporting correspondence received from Presley's financial advisors) to the effect that (i) Presley and its financial advisors have substantially completed the appraisal and due diligence processes contemplated in

The Presley Companies-May 3, 1999-Page 7

        Sections 2(h) and 2(j) hereof, and (ii) one or more of Presley's financial advisors have confirmed to Presley in writing that they do not reasonably believe that they will be able to render the fairness or solvency opinions contemplated in Section 2(h) hereof.

               Notwithstanding the foregoing, the parties agree to extend the term of this letter for up to an additional 30 calendar days in the event that the signing of a Definitive Agreement is postponed due to delays in obtaining governmental or regulatory approvals of the transactions contemplated hereunder.

               12. Compliance. All matters referred to herein are subject to and conditioned upon compliance with all applicable laws and the consistency of the terms hereof with any material rights of any third parties.

        If this letter is satisfactory to you as a basis for proceeding toward a Definitive Agreement, please so signify on the enclosed copy of this letter and return it to us at the above address.

                                    WILLIAM LYON HOMES, INC.,
                                    A CALIFORNIA CORPORATION


                                    By:      /s/  William Lyon
                                        ----------------------------------------
                                          William Lyon
                                          Chairman, President & CEO




AGREED, AS OF MAY 3, 1999:

THE PRESLEY COMPANIES,
A DELAWARE CORPORATION


By:      /s/  Nancy Harlan
      --------------------------------------
      Nancy Harlan
      Senior Vice President and General Counsel



By:      /s/  Linda Foster
      --------------------------------------
      Linda Foster
      Vice President and Corporate Secretary

                      [Signatures continued on next page.]

The Presley Companies-May 3, 1999-Page 8



PRESLEY HOMES,
A CALIFORNIA CORPORATION



By:     /s/  Nancy Harlan
      --------------------------------------
      Nancy Harlan
      Senior Vice President and General Counsel



By:     /s/  Linda Foster
      --------------------------------------
      Linda Foster
      Vice President and Corporate Secretary

                                                                       EXHIBIT A

                          PROPOSED TERMS AND CONDITIONS
                                     FOR THE
                      PURCHASE BY WILLIAM LYON HOMES, INC.
                                       OF
                SERIES "B" COMMON STOCK OF THE PRESLEY COMPANIES

The following terms relate to the proposed purchase by William Lyon Homes, Inc. ("Lyon") of Series "B" common stock of The Presley Companies ("Presley"):

         1. Purchase Price. The purchase price will be $0.655 per share in cash. This is the same price to be offered to the Series "A" shareholders in the proposed tender offer.

         2.       Number of Shares to be Purchased. Lyon will agree to purchase
                  (a) 710,574 Series "B" shares from Foothill Capital Corporation, and (b) from each other Series "B" shareholder, such number of Series "B" shares as is necessary to reduce the total number of common shares owned by each Series "B" shareholder (including any Series "A" common shares) below 5% of the 52,195,678 total common shares of Presley that are outstanding. The reduction of each Series "B" shareholder's ownership to below the 5% threshold will enable each Series "B" shareholder, after completion of the tender offer by Lyon for the Series "A" shares, to convert its remaining Series "B" shares into Series "A" shares and trade such Series "A" shares without being subject to restrictions which are proposed to be imposed on holders of more than 5% of Presley's common stock pursuant to Presley's charter documents (as proposed to be amended).

                  Based on the number of Presley common shares currently outstanding and the current share ownership of each Series "B" shareholder as reflected below, the number and percentage of Series "B" shares to be purchased by Lyon from each Series "B" shareholder are specified below:


                                                   Series "B"       % of Total
         Series "B"               Total            Shares to Be       Shares           Shares
        Shareholders           Shares Owned         Purchased       Purchased         Retained
    ---------------------    -----------------    --------------   -------------   ----------------
    First Plaza (GM)              6,796,531(1)        4,186,748        61.6%          2,609,783(1)
    GS Credit Partners,
    L.P.                          5,920,362           3,310,579        55.9%          2,609,783
    ING                           4,547,269           1,937,486        42.6%          2,609,783
    Foothill                      1,836,109             710,574        38.7%          1,125,535
                                 ----------          ----------        ----           ---------

                                 19,100,271          10,145,387        53.1%          8,954,884
                                 ==========          ==========        ====           =========


        (1) Includes 1,697,325 Series "A" shares.

         3. Sale of Additional Series "B" Shares. In addition to the acquisition of the Series "B" shares as described in Section 2 above, Lyon is proposing (a) to dispose of a portion of the Presley Series "A" shares which are currently held by Lyon and its affiliates, and (b) to make a tender offer for a portion of Presley's outstanding Series "A" shares which are not currently held by Lyon or its affiliates. Lyon's objective, following consummation of each of the Series "A" and Series "B" transactions referenced above, is to own an aggregate of approximately 49% (but in no event more than 49.9%) of Presley's outstanding common stock. In the event that the Series "A" shareholders do not tender a sufficient number of shares in the proposed tender offer to enable Lyon (after taking into account the Series "B" shares to be acquired as described in Section 2 above) to achieve the desired ownership target, the Series "B" shareholders will agree to sell to Lyon additional Series "B" shares (over and above the 10,145,387 shares to be acquired as described in Section 2 above) to enable Lyon to reach the desired ownership target. Any such sales of additional Series "B" shares shall be made at $0.655 per share in cash and, unless otherwise agreed by Lyon and each of the Series "B" shareholders, shall be made pro rata on the basis of the number of remaining Series "A" and Series "B" shares then held by each Series "B" shareholder.

         4. Agreements Not to Tender. The Series "B" shareholders will agree that, prior to completion of the Series "A" tender offer, (a) they will not transfer or tender any Series "A" shares which they may own, and (b) they will not transfer their remaining Series "B" shares or convert their remaining Series "B" shares into Series "A" shares (except under the circumstances contemplated in Section 3 above). General Lyon and Wade Cable (and their respective affiliates) will not tender their Series "A" shares in the tender offer.

         5. Signing Date; Conditions to Closing. Lyon and the Series "B" shareholders expect to enter into definitive agreements for the purchase of the Series "B" shares as described above on or before May 12, 1999. Lyon's purchase of the Series "B" shares shall be conditioned upon the unanimous agreement of each of the Series "B" shareholders to the terms and conditions contained herein. The closing of such purchases shall be conditioned upon and shall take place concurrently with the closing of Lyon's proposed tender offer for the Series "A" shares and the proposed purchase by Presley of substantially all of Lyon's assets. Such transactions are currently expected to close on or about August 31, 1999, following the receipt of shareholder approval of the proposed amendments to Presley's charter documents at a duly-called special meeting. Such date may be extended in the event of unforeseen delays in the S.E.C.'s review and approval of Presley's registration statement and solicitation materials relating to the special meeting.

         6. Lyon will agree that for the three (3) years following the consummation of the transaction, Lyon and its affiliates will not sell any shares of Presley common stock in excess of the shares which any of them may currently beneficially own unless such sale takes place in connection with a transaction in which all other shareholders of Presley are treated equally.

The foregoing terms and conditions assume the accuracy of the share ownership information set forth in Section 2 above and that, prior to the closing of the proposed transactions referenced above, none of the Series "B" shareholders will acquire or dispose of any beneficial interest in shares of Presley Series "A" or Series "B" common stock.

The foregoing is not intended to be, and does not constitute, a binding or enforceable agreement, but is merely an outline of intention to facilitate the preparation of definitive agreements with respect to the proposed transactions. The foregoing is not intended as an offer to purchase securities of Presley. The offer and sale of any securities of Presley will be made only after satisfaction of applicable state and federal securities laws.

If the foregoing is acceptable to you as a basis for proceeding toward a definitive agreement, please so signify by signing in the space provided below and returning a copy of this term sheet to William Lyon at William Lyon Homes, Inc., 4490 Von Karman Avenue, Newport Beach, California 92660, facsimile (949) 252-2525, telephone (949) 833-2421.

                                WILLIAM LYON HOMES, INC.



Date:  April 23, 1999           By:     /s/  William Lyon
                                   ---------------------------------------------
                                   William Lyon
                                   Chairman, President and CEO


                                FIRST PLAZA GROUP TRUST



Date:  April 30, 1999           By:     /s/  Charles Froland
                                   ---------------------------------------------
                                   Charles Froland
                                   Managing Director, General Motors Investment
                                   Management Corporation


                                GS CREDIT PARTNERS, L.P.



Date:  April 30, 1999           By:     /s/  Edward A Mule
                                   ---------------------------------------------
                                      Edward A. Mule


                      [Signatures continued on next page.]

                                INTERNATIONAL NEDERLANDE (U.S.)
                                  CAPITAL CORPORATION



Date:  April 30, 1999           By:     /s/  Gregory P. Flynn
                                   ---------------------------------------------
                                      Gregory P. Flynn



                                FOOTHILL CAPITAL CORPORATION



Date:  April 30, 1999           By:     /s/  Karen Sandler
                                  ----------------------------------------------
                                      Karen Sandler
                                      Senior Vice President